Exhibit 99.12
(Text of graph posted to Ashland Inc.'s website concerning
Ashland Consumer Markets (Valvoline) gross profit)

3 Month Rolling Average (%)*

	2007	2008	2009	2010	2011
January	24.5	24.2	23.6	33.1	29.6
February	25.1	24.0	29.1	32.4
March	25.6	24.4	32.2	33.0
April	25.1	24.6	36.5	32.8
May	25.3	24.6	36.2	33.8
June	25.1	23.9	37.5	32.4
July	25.9	21.8	37.2	31.3
August	25.5	19.5	36.8	29.9
September	24.6	19.2	35.5	28.9
October	24.3	20.1	34.4	29.8
November	24.6	21.1	33.6	30.0
December	24.7	21.8	33.9	30.9

12 Month Rolling Average (%)*

	2007	2008	2009	2010	2011
January	20.7	24.9	22.4	35.4	30.9
February	21.0	24.9	23.4	34.9
March	21.4	24.7	24.2	35.0
April	21.7	24.8	25.5	34.4
May	22.3	24.7	26.4	34.2
June	22.6	24.4	27.7	33.7
July	23.3	23.7	29.5	32.9
August	23.9	23.1	31.0	32.4
September	24.8	23.0	32.0	32.0
October	25.0	22.6	33.3	31.7
November	25.1	22.2	34.1	31.5
December	25.0	22.3	34.8	31.3

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.